Exhibit 10.5

FISCAL 2005 BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

Name and Title	Fiscal 2005 Base Salary
Michael J. Blumenfeld,	$225,000
Chairman of the Board and Chief Executive Officer

Adam Blumenfeld,	$225,000
President

William R. Estill,	$195,000
Chief Financial Officer

Arthur J. Coerver,	$136,000
Chief Operating Officer

Harvey Rothenberg,	$125,000
Vice President, Marketing